Exhibit 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement (this “Amendment”) dated as of December 12, 2014, is made by and between KORN/FERRY INTERNATIONAL, a Delaware corporation (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

This Amendment is made with reference to the following facts:

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 18, 2013 (as amended from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement as amended hereby.

B. Borrower has requested that Bank clarify and agree that certain intercompany transactions by and among Borrower and its Subsidiaries or among its Subsidiaries shall constitute (and to the extent occurring prior to the date of this Agreement, constituted) Permitted Investments. Subject to the terms and conditions set forth herein, Bank is willing to make such clarification and agrees that the Credit Agreement shall be amended as more specifically set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower and Bank agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT.

1.1. The definition of Permitted Investments (contained in Section 1.1 of the Credit Agreement) is amended to delete the word “and” at the end of clause (1), re-lettering clause (m) as clause (n) and adding the following new clause (m):

(m) To the extent not otherwise permitted by the foregoing, Investments consisting of the conversion of Indebtedness in the form of intercompany loans and advances into equity, including the transfer of an intercompany loan by an Obligor to a non-Obligor Subsidiary, in each case, to the extent (i) the underlying intercompany loans or advances arose (A) in the ordinary course of business between Borrower and any Subsidiary or between a Subsidiary of Borrower and another Subsidiary or (B) in connection with a Permitted Acquisition, and (ii) the conversion of such loans and advances into equity is made prior to May 1, 2015; and

2. CONDITIONS PRECEDENT.

The effectiveness of this Amendment and Bank’s agreements set forth herein are subject to the satisfaction of each of the following conditions precedent:

2.1. Documentation. Borrower shall have delivered or caused to be delivered to Bank, at Borrower’s sole cost and expense, the following, each of which shall be in form and substance satisfactory to Bank:

(a) An executed original of this Amendment; and

(b) Such other agreements, documents and instruments as Bank may reasonably require in connection with this Amendment and the transactions described herein.

2.2. Representations and Warranties. All of Borrower’s representations and warranties contained herein shall be true and correct on and as of the date of execution hereof and no Event of Default or event, fact or circumstance which with the passage of time, the giving of notice, or both, would be an Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

3. REPRESENTATIONS AND WARRANTIES.

Borrower makes the following representations and warranties to Bank as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all obligations of Borrower to Bank under the Credit Agreement and the other Loan Documents:

3.1. Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except (a) to the extent such representations and warranties specifically relate to an earlier date, or (b) to the extent such representations and warranties are amended by this Amendment.

3.2. No Default. No Potential Event of Default or Event of Default exists as of the date of this Amendment.

3.3. Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower, have been duly authorized by all necessary action, and do not contravene any law or the terms of any organizational document of Borrower, result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower.

3.4. No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any shareholder, beneficiary or creditor of Borrower.

3.5. Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4. MISCELLANEOUS.

4.1. Recitals Incorporated. The Recitals set forth above are incorporated into and are made a part of this Amendment.

4.2. Further Assurances. Borrower, at its sole cost and expense, agrees to execute and deliver all documents and instruments and to take all other actions as may be specifically provided for herein and as may be required in order to consummate the purposes of this Amendment. Borrower shall diligently and in good faith pursue the satisfaction of any conditions or contingencies in this Amendment.

4.3. No Third Parties. Except as specifically provided herein, no third party shall be benefited by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

4.4. Time is of the Essence. Time is of the essence for the performance of all obligations and the satisfaction of all conditions of this Amendment. The parties intend that all time periods specified in this Amendment shall be strictly applied, without any extension (whether or not material) unless specifically agreed to in writing by all parties hereto.

4.5. Integration: Interpretation. The parties acknowledge and agree that this Amendment and all documents, instruments and agreements executed in connection herewith are documents delivered to Bank in connection with the Credit Agreement and are therefore Loan Documents. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence. The Loan Documents shall not be modified except by written instrument executed by all parties.

4.6. Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

4.7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

4.8. Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be a part of the Credit Agreement. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by Bank, all provisions of the Loan Documents shall remain in full force and effect, and Bank shall continue to have all its rights and remedies under the Loan Documents.

4.9. No Waiver. Nothing herein shall be deemed a waiver by Bank of any Default or Event of Default. No delay or omission of Bank to exercise any right, remedy or power under any of the Loan Documents shall impair such right, remedy or power or be construed to be a waiver of any default or an acquiescence therein, and single or partial exercise of any such right, remedy or power shall not preclude other or further exercise thereof or the exercise of any other right, remedy or power. No waiver of any term, covenant, or condition shall be deemed to waive Bank’s right to enforce such term, covenant or condition at any other time.

4.10. Successors and Assigns. The terms of this Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties to this Amendment.

4.11. Costs and Expenses. Borrower agrees to pay, promptly upon Bank’s written demand therefor, all costs and expenses (including without limitation reasonable attorneys’ fees) expended or incurred by Bank in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

BORROWER:		BANK:

KORN/FERRY INTERNATIONAL, a Delaware corporation		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Andrew Katz	By:	/s/ Sanjna Daphtary
	Andrew Katz		Sanjna Daphtary
	Vice President		Vice President